UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry Into a Material Definitive Agreement.

On September 21, 2020 (the “Closing Date”), FAT Brands Inc. (the “Company”) completed the issuance and sale in a private offering of $40.0 million in principal amount of Series 2020-2 9.75% Fixed Rate Subordinated Secured Notes, Class M-2 (the “Class M-2 Notes”) through the Company’s whole business securitization facility established under its special purpose subsidiary, FAT Brands Royalty I, LLC, a Delaware limited liability company (the “Issuer”). The Class M-2 Notes were issued pursuant to the Base Indenture, dated as of March 6, 2020 (the “Base Indenture”), as amended by the Series 2020-2 Supplement, dated as of the Closing Date (the “Series 2020-2 Supplement”), by and among the Company and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”), and Supplement Number One, by and among the Company and the Trustee (“Supplement One”).

Scheduled payments of interest on the Class M-2 Notes are required to be made on a quarterly basis commencing in October 2020 and principal on a quarterly basis commencing in July 2021, in each case from amounts that are available for payment thereon under the Base Indenture. The legal final maturity date of the Class M-2 Notes is April 27, 2026. If the Issuer has not repaid or refinanced the Class M-2 Notes prior to April 2026, additional interest will accrue thereon in an amount equal to the greater of (i) 5.00% per annum and (ii) a per annum interest rate equal to the amount, if any, by which the sum of the following exceeds the original interest rate on the Class M-2 Notes: (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Class M-2 anticipated repayment date of the United States Treasury security having a term closest to 5 years plus (y) 5.0%, plus (z) 9.48%.

The Class M-2 Notes are subordinated to the Class A-2 Notes and Class B-2 Notes issued by the Issuer in March 2020. All Notes issued under the Base Indenture, including the Class M-2 Notes, are secured by a security interest in substantially all of the assets of the Issuer, including the Johnny Rockets companies contributed to the Issuer on the Closing Date (discussed further in Item 2.01 below), and are obligations only of the Issuer under the Base Indenture and not obligations of the Company.

The Class M-2 Notes are subject to customary rapid amortization events provided for in the Base Indenture, including events tied to failure to maintain stated debt service coverage ratios, the sum of system wide retail sales for all stores being below certain levels, certain manager termination events, an event of default and the failure to repay or refinance the Class M-2 Notes on the scheduled maturity date. Rapid amortization events may be cured in certain circumstances, upon which cure, regular amortization will resume. The Class M-2 Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Class M-2 Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

The foregoing summary of the issuance of Class M-2 Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete copies of the Base Indenture, Series 2020-2 Supplement (including the form of Class M-2 Notes), and Supplement One, copies of which are filed or incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced purchase of the Johnny Rockets branded restaurants and franchising business through the acquisition of Johnny Rockets Holding Co., a Delaware corporation (“Johnny Rockets”), from Sundae Group Holdings I, LLC pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated August 12, 2020.

Upon the terms and conditions of the Purchase Agreement, on September 21, 2020 the Company purchased all of the outstanding shares of capital stock of Johnny Rockets for a purchase price of approximately $24.6 million (as adjusted and paid pursuant to the terms of the Purchase Agreement), which was paid from the proceeds of the sale of Class M-2 Notes. The purchase price was subject to certain adjustments, including with respect to net working capital, Johnny Rockets’ cash on hand, tax liabilities and outstanding indebtedness as of the closing and certain transaction expenses payable at closing, all of which were estimated at closing and will be finalized no later than no later than 75 days after the closing.

Immediately following the closing of the acquisition of Johnny Rockets, the Company contributed to the Issuer the restaurant franchising business of Johnny Rockets through the contribution of Johnny Rockets Licensing, LLC and Johnny Rockets Licensing Canada, LLC to the Issuer pursuant to a Contribution Agreement. These companies also entered into a joinder to the existing Management Agreement, dated March 6, 2020, by and among the Company and the Issuer, pursuant to which the Company acts as manager of the Issuer and performs certain franchising, distribution, intellectual property and operational functions on behalf of the Issuer’s various restaurant franchising subsidiaries. The Management Agreement provides for a management fee payable monthly by the Issuer to the Company in the amount of $200,000, subject to three percent (3%) annual increases.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The issuance of Class M-2 Notes on the Closing Date was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on September 22, 2020 announcing the completion of the acquisition of Johnny Rockets, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

If required by Item 9.01(a), the Company will file the financial statements of Johnny Rockets as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

If required by Item 9.01(b), the Company will file pro forma financial information as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1 *	Stock Purchase Agreement, dated August 12, 2020, by and between FAT Brands Inc. and Sundae Group Holdings I, LLC (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on August 17, 2020).
4.1	Base Indenture, dated March 6, 2020, by and among FAT Brands Royalty I, LLC, and UMB Bank, N.A., as trustee and securities intermediary (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on March 12, 2020).
4.2 *	Series 2020-2 Supplement to Base Indenture, dated September 21, 2020, by and among FAT Brands Royalty I, LLC, and UMB Bank, N.A., as trustee.
4.3	Supplement Number One to Base Indenture, dated September 21, 2020, by and among FAT Brands Royalty I, LLC, and UMB Bank, N.A., as trustee.
10.1	Management Agreement, dated March 6, 2020, by and among FAT Brands Inc., FAT Brands Royalty I, LLC, each of the Franchise Entities named therein and the Trustee (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on March 12, 2020).
99.1	Press release dated September 22, 2020.

* This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2020

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer